Consent of Independent Registered Public Accounting Firm

Chyron Corporation 401(k) Plan

Melville, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50927) of our report dated June 25, 2008, relating to the financial statements and supplemental schedules of Chyron Corporation 401(k) Plan appearing on this Form 11-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Melville, New York

June 25, 2008